Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1A, (Amendment No. 1), of Arogo Capital Acquisition Corp., of our report dated September 1, 2021, except for Note 1, as to which the date is September 23, 2021, on our audit of the financial statements of Arogo Capital Acquisition Corporation as of June 30, 2021, and the related statements of operations, changes in stockholder’s equity and cash flows from June 9, 2021 (inception) through June 30, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

September 23, 2021